UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
January 2, 2019
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On January 2, 2019, after the evaluation of the unsolicited “mini-tender” offer (the “Tender Offer”) by Liquidity Partners Trust I (the “Offeror”) for up to 100,000 shares of common stock (the “Shares”) of Steadfast Income REIT, Inc. (the “Company”), which is approximately 0.134% of the Company’s outstanding Shares as of September 30, 2018, the board of directors of the Company (the “Board”) announced its determination to make no recommendation, express no opinion and remain neutral regarding whether the Company’s stockholders should accept or reject the Tender Offer. Stockholders who have already tendered their Shares may withdraw them at any time prior to 11:59 p.m., Eastern Time, on January 25, 2019, unless extended by the Offeror, in accordance with the Offeror’s tender offer documents.
The Company is circulating a letter to stockholders, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, that sets forth the reasons the Board makes no recommendation regarding whether the Company’s stockholders should accept or reject the Tender Offer.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description

99.1	Letter to Stockholders of the Company from Rodney F. Emery, Chairman of the Board of Directors of the Company, dated as of January 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	January 2, 2019	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer and Treasurer